FLORIDA APPELLATE COURT
                              RULES AGAINST COASTAL
                            IN ROYALTY INTEREST CASE


         APALACHICOLA, FL, August 6, 1997 -- Coastal Petroleum Company said Florida's First District Court of Appeal has ruled against the Company in its inverse condemnation claim against the State.

         The ruling has no bearing on the Company's drilling permit litigation, which involves working-interest acreage offshore, the Company said.

         The lawsuit, filed seven years ago, sought compensation from the State for its expropriation of the Company's petroleum and mineral royalty interests in 2.5 million acres of tidal lands along the Gulf Coast.

         Coastal contended its royalty interests were rendered worthless by the State's ban on leasing, enacted in 1990, which, therefore, was tantamount to confiscation. Last year, however, the lower court ruled against Coastal; and that ruling was upheld yesterday by the appellate court.

         A Coastal spokesman said the Company expects to appeal the decision to the Florida Supreme Court.

         Coastal Petroleum Company is a majority-held subsidiary of Coastal Caribbean Oils & Minerals, Ltd. (Boston: CCO-B; CCO-BN).

                   Contact: Phillip W. Ware, at (904) 653-2732